Snowflake Reports Financial Results for the Second Quarter of Fiscal 2024

•Product revenue of $640.2 million in the second quarter, representing 37% year-over-year growth
•402 customers with trailing 12-month product revenue greater than $1 million
•Net revenue retention rate of 142%
•639 Forbes Global 2000 customers
•Remaining performance obligations of $3.5 billion, representing 30% year-over-year growth

No-Headquarters/BOZEMAN, Mont. - August 23, 2023 - Snowflake (NYSE: SNOW), the Data Cloud company, today announced financial results for its second quarter of fiscal 2024, ended July 31, 2023.

Revenue for the quarter was $674.0 million, representing 36% year-over-year growth. Product revenue for the quarter was $640.2 million, representing 37% year-over-year growth. The company now has 402 customers with trailing 12-month product revenue greater than $1 million and 639 Forbes Global 2000 customers, representing 62% and 17% year-over-year growth, respectively. Net revenue retention rate was 142% as of July 31, 2023. Remaining performance obligations were $3.5 billion, representing 30% year-over-year growth. Net cash provided by operating activities was $83.2 million, representing 29% year-over-year growth. See the section titled “Key Business Metrics” for definitions of product revenue, customers with trailing 12-month product revenue greater than $1 million, net revenue retention rate, Forbes Global 2000 customers, and remaining performance obligations.

“During Q2, product revenue grew 37% year-over-year to $640 million. Our non-GAAP adjusted free cash flow was $88 million, representing 50% year-over-year growth,” said Frank Slootman, Chairman and CEO, Snowflake. “Snowflake as the global epicenter of trusted enterprise data is well positioned to enable the growing interest in AI/ML. Enterprises and institutions alike are increasingly aware they cannot have an AI strategy without a data strategy.”

Second Quarter Fiscal 2024 GAAP and Non-GAAP Results:

The following table summarizes our financial results for the second quarter of fiscal 2024:

	Second Quarter Fiscal 2024 GAAP Results		Second Quarter Fiscal 2024 Non-GAAP Results(1)
	Amount (millions)	Year/Year Growth
Product revenue	$640.2	37%

	Amount (millions)	Margin	Amount (millions)	Margin
Product gross profit	$471.2	74%	$498.8	78%
Operating income (loss)	($285.4)	(42%)	$54.2	8%
Net cash provided by operating activities	$83.2
Free cash flow			$69.0	10%
Adjusted free cash flow			$88.2	13%

(1) We report non-GAAP financial measures in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. See the section titled “Statement Regarding Use of Non-GAAP Financial Measures” for an explanation of non-GAAP financial measures, and the table titled “GAAP to Non-GAAP Reconciliations” for a reconciliation of GAAP to non-GAAP financial measures.

Note: Fiscal year ends January 31. Numbers are rounded for presentation purposes.

Financial Outlook:

Our guidance includes GAAP and non-GAAP financial measures.

The following table summarizes our guidance for the third quarter of fiscal 2024:

	Third Quarter Fiscal 2024 GAAP Guidance		Third Quarter Fiscal 2024 Non-GAAP Guidance(1)
	Amount (millions)	Year/Year Growth
Product revenue	$670 - $675	28 - 29%

				Margin
Operating income				4%

			Amount (millions)
Weighted-average shares used in computing net income per share attributable to Snowflake Inc. common stockholders - diluted(2)			364

(1) We report non-GAAP financial measures in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. See the section titled “Statement Regarding Use of Non-GAAP Financial Measures” for an explanation of non-GAAP financial measures.

(2) The potential impact of future repurchases under our existing stock repurchase program is not reflected in our guidance for weighted-average shares used in computing net income per share attributable to Snowflake Inc. common stockholders - diluted due to the uncertainty regarding, and the potential variability of, the timing and amount of repurchases.

The following table summarizes our guidance for the full-year fiscal 2024:

	Full-Year Fiscal 2024 GAAP Guidance		Full-Year Fiscal 2024 Non-GAAP Guidance(1)
	Amount (millions)	Year/Year Growth
Product revenue	$2,600	34%

				Margin
Product gross profit				76%
Operating income				5%
Adjusted free cash flow				26%

			Amount (millions)
Weighted-average shares used in computing net income per share attributable to Snowflake Inc. common stockholders - diluted(2)			362

(1) We report non-GAAP financial measures in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. See the section titled “Statement Regarding Use of Non-GAAP Financial Measures” for an explanation of non-GAAP financial measures.

(2) The potential impact of future repurchases under our existing stock repurchase program is not reflected in our guidance for weighted-average shares used in computing net income per share attributable to Snowflake Inc. common stockholders - diluted due to the uncertainty regarding, and the potential variability of, the timing and amount of repurchases.

A reconciliation of non-GAAP guidance measures to corresponding GAAP guidance measures is not available on a forward-looking basis without unreasonable effort due to the uncertainty regarding, and the potential variability of, expenses that may be incurred in the future. Stock-based compensation-related charges, including employer payroll tax-related items on employee stock transactions, are impacted by the timing of employee stock transactions, the future fair market value of our common stock, and our future hiring and retention needs, all of which are difficult to predict and subject to constant change. We have provided a reconciliation of GAAP to non-GAAP financial measures in the financial statement tables for our historical non-GAAP financial results included in this release. Our fiscal year ends January 31, and numbers are rounded for presentation purposes.

Conference Call Details

We will host a conference call today, beginning at 3 p.m. Mountain Time on August 23, 2023. Investors and participants may attend the call by dialing (833) 470-1428 (Access code: 898550), or if outside the United States, by dialing +1 (929) 526-1599 (Access code: 898550).

The call will also be webcast live on the Snowflake Investor Relations website.

An audio replay of the conference call and webcast will be available two hours after its completion and will be accessible for 30 days on the Snowflake Investor Relations website.

Investor Presentation Details

An investor presentation providing additional information and analysis can be found at https://investors.snowflake.com.

Statement Regarding Use of Non‑GAAP Financial Measures

We report the following non-GAAP financial measures, which have not been prepared in accordance with generally accepted accounting principles in the United States (GAAP), in addition to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

•Non-GAAP Product gross profit, Operating income (loss), Net income (loss), Net income (loss) attributable to Snowflake Inc., and Net income (loss) per share attributable to Snowflake Inc. common stockholders - basic and diluted. Our non-GAAP product gross profit, operating income (loss), net income (loss), and net income (loss) attributable to Snowflake Inc. measures exclude the effect of (i) stock-based compensation-related charges, including employer payroll tax-related items on employee stock transactions, (ii) amortization of acquired intangibles, (iii) expenses associated with acquisitions and strategic investments, (iv) adjustments attributable to noncontrolling interest, and (v) the related income tax effect of these adjustments as well as the non-recurring income tax expense or benefit associated with acquisitions. Our non-GAAP net income (loss) per share attributable to Snowflake Inc. common stockholders - basic is calculated by dividing non-GAAP net income (loss) attributable to Snowflake Inc. by the weighted-average number of diluted shares of common stock outstanding during the period. Our non-GAAP net income per share attributable to Snowflake Inc. common stockholders - diluted is calculated by dividing non-GAAP net income attributable to Snowflake Inc. by the non-GAAP weighted-average number of diluted shares outstanding, giving effect to all potentially dilutive common stock equivalents (stock options, restricted stock units, and employee stock purchase rights under our 2020 Employee Stock Purchase Plan). The potential dilutive effect of outstanding restricted stock units with performance conditions not yet satisfied is included in the non-GAAP weighted-average number of diluted shares at forecasted attainment levels to the extent we believe it is probable that the performance conditions will be met. Non-GAAP net loss per share attributable to Snowflake Inc. common stockholders - diluted is the same as Non-GAAP net loss per share attributable to Snowflake Inc. common stockholders - basic as the inclusion of all potential dilutive common stock equivalents would be anti-dilutive. Amounts attributable to noncontrolling interest were not material for all periods presented. We believe the presentation of operating results that exclude these non-cash or non-recurring items provides useful supplemental information to investors and facilitates the analysis of our operating results and comparison of operating results across reporting periods.

•Free cash flow. Free cash flow is defined as net cash provided by (used in) operating activities reduced by purchases of property and equipment and capitalized internal-use software development costs. Cash outflows for employee payroll tax items related to the net share settlement of equity awards are included in cash flow for financing activities and, as a result, do not have an effect on the calculation of free cash flow. Free cash flow margin is calculated as free cash flow as a percentage of revenue. We believe these measures provide useful supplemental information to investors because they are indicators of the strength and performance of our core business operations.

•Adjusted free cash flow. Adjusted free cash flow is defined as free cash flow plus (minus) net cash paid (received) on employer and employee payroll tax-related items on employee stock transactions. Employee payroll tax-related items on employee stock transactions are generally pass-through transactions that are expected to have a net zero impact on free cash flow over time, but that may impact free cash flow in any given fiscal quarter due to differences between the time that we receive funds from our employees and the time we remit those funds to applicable tax authorities. We believe that excluding the effects of these payroll tax-related items will enhance stockholders' ability to evaluate our free cash flow performance, including on a quarter-over-quarter basis. Adjusted free cash flow margin is calculated as adjusted free cash flow as a percentage of revenue. We believe these measures provide useful supplemental information to investors because they are indicators of the strength and performance of our core business operations.

We use these non-GAAP financial measures internally for financial and operational decision-making purposes and as a means to evaluate period-to-period comparisons. Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP financial measures and should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP. Our presentation of non-GAAP financial measures may not be comparable to similar measures used by other companies. We encourage investors to carefully consider our results under GAAP, as well as our supplemental non-GAAP information and the reconciliation between these presentations, to more fully understand our business. Please see the tables included at the end of this release for the reconciliation of GAAP to non-GAAP results.

Key Business Metrics

We monitor our key business metrics, including (i) free cash flow and (ii) the other metrics set forth below to help us evaluate our business and growth trends, establish budgets, measure the effectiveness of our sales and marketing efforts, and assess operational efficiencies. See the section titled “Statement Regarding Use of Non-GAAP Financial Measures” for the definition of free cash flow. The calculation of our key business metrics may differ from other similarly titled metrics used by other companies, securities analysts, or investors.

•Product Revenue. Product revenue is a key metric for us because we recognize revenue based on platform consumption, which is inherently variable at our customers’ discretion, and not based on the amount and duration of contract terms. Product revenue is primarily derived from the consumption of compute, storage, and data transfer resources, which are consumed by customers on our platform as a single, integrated offering. Customers have the flexibility to consume more than their contracted capacity during the contract term and may have the ability to roll over unused capacity to future periods, generally upon the purchase of additional capacity at renewal. Our consumption-based business model distinguishes us from subscription-based software companies that generally recognize revenue ratably over the contract term and may not permit rollover. Because customers have flexibility in the timing of their consumption, which can exceed their contracted capacity or extend beyond the original contract term in many cases, the amount of product revenue recognized in a given period is an important indicator of customer satisfaction and the value derived from our platform. Product revenue excludes our professional services and other revenue.

•Customers with Trailing 12-Month Product Revenue Greater than $1 Million. To calculate the number of customers with trailing 12-month product revenue greater than $1 million, we count the number of customers under capacity arrangements that contributed more than $1 million in product revenue in the trailing 12 months. For purposes of determining our customer count, we treat each customer account, including accounts for end-customers under a reseller arrangement, that has at least one corresponding capacity contract as a unique customer, and a single organization with multiple divisions, segments, or subsidiaries may be counted as multiple customers. We do not include customers that consume our platform only under on-demand arrangements for purposes of determining our customer count. Our customer count is subject to adjustments for acquisitions, consolidations, spin-offs, and other market activity, and we present our customer count for historical periods reflecting these adjustments.

•Net Revenue Retention Rate. To calculate net revenue retention rate, we first specify a measurement period consisting of the trailing two years from our current period end. Next, we define as our measurement cohort the population of customers under capacity contracts that used our platform at any point in the first month of the first year of the measurement period. The cohorts used to calculate net revenue retention rate include end-customers under a reseller arrangement. We then calculate our net revenue retention rate as the quotient obtained by dividing our product revenue from this cohort in the second year of the measurement period by our product revenue from this cohort in the first year of the measurement period. Any customer in the cohort that did not use our platform in the second year remains in the calculation and contributes zero product revenue in the second year. Our net revenue retention rate is subject to adjustments for acquisitions, consolidations, spin-offs, and other market activity, and we present our net revenue retention rate for historical periods reflecting these adjustments. Since we will continue to attribute the historical product revenue to the consolidated contract, consolidation of capacity contracts within a customer’s organization typically will not impact our net revenue retention rate unless one of those customers was not a customer at any point in the first month of the first year of the measurement period.

•Forbes Global 2000 Customers. Our Forbes Global 2000 customer count is a subset of our customer count based on the 2023 Forbes Global 2000 list. Our Forbes Global 2000 customer count is subject to adjustments for annual updates to the list by Forbes, as well as acquisitions, consolidations, spin-offs, and other market activity with respect to such customers, and we present our Forbes Global 2000 customer count for historical periods reflecting these adjustments.

•Remaining Performance Obligations. Remaining performance obligations (RPO) represent the amount of contracted future revenue that has not yet been recognized, including (i) deferred revenue and (ii) non-cancelable contracted amounts that will be invoiced and recognized as revenue in future periods. RPO excludes performance obligations from on-demand arrangements and certain time and materials contracts that are billed in arrears. Portions of RPO that are not yet invoiced and are denominated in foreign currencies are revalued into U.S. dollars each period based on the applicable period-end exchange rates. RPO is not necessarily indicative of future product revenue growth because it does not account for the timing of customers’ consumption or their consumption of more than their contracted capacity. Moreover, RPO is influenced by a number of factors, including the timing and size of renewals, the timing and size of purchases of additional capacity, average contract terms, seasonality, changes in foreign currency exchange rates, and the extent to which customers are permitted to roll over unused capacity to future periods, generally upon the purchase of additional capacity at renewal.

Use of Forward‑Looking Statements

This release and the accompanying oral presentation contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, regarding our performance, including but not limited to statements in the section titled “Financial Outlook.” Words such as “guidance,” “outlook,” “expect,” “anticipate,” “should,” “believe,” “hope,” “target,” “project,” “plan,” “goals,” “estimate,” “potential,” “predict,” “may,” “will,” “might,” “could,” “intend,” “shall,” and variations of these terms or the negative of these terms and similar expressions are intended to identify these forward-looking statements. The forward-looking statements contained in this release and the accompanying oral presentation are subject to known and unknown risks, uncertainties, assumptions, and other factors that may cause actual results or outcomes to be materially different from any future results or outcomes expressed or implied by the forward-looking statements. These risks, uncertainties, assumptions, and other factors include, but are not limited to, those related to our business and financial performance; general market and business conditions, downturns, or uncertainty, including higher inflation, higher interest rates, and fluctuations or volatility in capital markets or foreign currency exchange rates; our ability to attract and retain customers; the extent to which customers continue to optimize consumption, including by reducing storage through shorter data retention policies; the extent to which customers continue to rationalize budgets and prioritize cash flow management, including through shortened contract durations; our ability to develop new products and services and enhance existing products and services; our ability to respond rapidly to emerging technology trends, including the use of artificial intelligence; our ability to execute on our business strategy, including our strategy related to the Data Cloud and Snowpark; our ability to increase and predict customer consumption of our platform, particularly in light of the impact of holidays on customer consumption patterns; our ability to compete effectively; and our ability to manage growth.

Further information on these and additional risks, uncertainties, and other factors that could cause actual outcomes and results to differ materially from those included in or contemplated by the forward-looking statements contained in this release are included under the caption “Risk Factors” and elsewhere in our Form 10-Q for the fiscal quarter ended April 30, 2023 and other filings and reports we make with the Securities and Exchange Commission from time to time, including our Form 10-Q that will be filed for the fiscal quarter ended July 31, 2023.

Moreover, we operate in a very competitive and rapidly changing environment, and new risks may emerge from time to time. It is not possible to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor(s) may cause actual results or outcomes to differ materially from those contained in any forward-looking statements we may make. As a result of these risks, uncertainties, assumptions, and other factors, you should not rely on any forward-looking statements as predictions of future events. Forward-looking statements speak only as of the date the statements are made and are based on information available to us at the time those statements are made and/or management's good faith belief as of that time with respect to future events. Except as required by law, we undertake no obligation, and do not intend, to update these forward-looking statements, to review or confirm analysts’ expectations, or to provide interim reports or updates on the progress of the current financial quarter.

About Snowflake
Snowflake enables every organization to mobilize their data with Snowflake’s Data Cloud. Customers use the Data Cloud to unite siloed data, discover and securely share data, power data applications, and execute diverse AI/ML and analytic workloads. Wherever data or users live, Snowflake delivers a single data experience that spans multiple clouds and geographies. Thousands of customers across many industries, including 639 of the 2023 Forbes Global 2000 (G2K) as of July 31, 2023, use Snowflake Data Cloud to power their businesses. Learn more at snowflake.com.

Investor Contact
Jimmy Sexton
IR@snowflake.com

Press Contact
Eszter Szikora
Press@snowflake.com

Source: Snowflake Inc.

Snowflake Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2023	2022	2023	2022

Revenue	$674,018	$497,248	$1,297,617	$919,619
Cost of revenue	218,392	173,232	427,806	321,162
Gross profit	455,626	324,016	869,811	598,457
Operating expenses:
Sales and marketing	343,288	274,645	674,846	518,557
Research and development	313,996	183,748	591,408	334,546
General and administrative	83,749	73,355	162,202	141,852
Total operating expenses	741,033	531,748	1,428,456	994,955
Operating loss	(285,407)	(207,732)	(558,645)	(396,498)
Interest income	50,280	11,692	93,411	16,451
Other income (expense), net	4,086	(22,920)	1,524	(31,401)
Loss before income taxes	(231,041)	(218,960)	(463,710)	(411,448)
Provision for (benefit from) income taxes	(3,721)	3,846	(10,326)	(22,848)
Net loss	(227,320)	(222,806)	(453,384)	(388,600)
Less: net loss attributable to noncontrolling interest	(453)	—	(890)	—
Net loss attributable to Snowflake Inc.	$(226,867)	$(222,806)	$(452,494)	$(388,600)
Net loss per share attributable to Snowflake Inc. common stockholders - basic and diluted	$(0.69)	$(0.70)	$(1.39)	$(1.23)
Weighted-average shares used in computing net loss per share attributable to Snowflake Inc. common stockholders - basic and diluted	327,335	318,356	325,772	316,392

Snowflake Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	July 31, 2023	January 31, 2023
Assets
Current assets:
Cash and cash equivalents	$755,192	$939,902
Short-term investments	2,996,941	3,067,966
Accounts receivable, net	406,404	715,821
Deferred commissions, current	71,969	67,901
Prepaid expenses and other current assets	174,445	193,100
Total current assets	4,404,951	4,984,690
Long-term investments	1,100,748	1,073,023
Property and equipment, net	193,823	160,823
Operating lease right-of-use assets	262,229	231,266
Goodwill	774,300	657,370
Intangible assets, net	346,101	186,013
Deferred commissions, non-current	146,358	145,286
Other assets	281,306	283,851
Total assets	$7,509,816	$7,722,322
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$41,248	$23,672
Accrued expenses and other current liabilities	315,133	269,069
Operating lease liabilities, current	33,846	27,301
Deferred revenue, current	1,523,085	1,673,475
Total current liabilities	1,913,312	1,993,517
Operating lease liabilities, non-current	263,006	224,357
Deferred revenue, non-current	12,477	11,463
Other liabilities	22,794	24,370
Snowflake Inc. stockholders’ equity	5,286,938	5,456,436
Noncontrolling interest	11,289	12,179
Total liabilities and stockholders’ equity	$7,509,816	$7,722,322

Snowflake Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2023	2022	2023	2022
Cash flows from operating activities:
Net loss	$(227,320)	$(222,806)	$(453,384)	$(388,600)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	29,284	16,172	52,447	26,113
Non-cash operating lease costs	12,784	11,148	25,653	21,239
Amortization of deferred commissions	18,181	13,770	35,853	26,971
Stock-based compensation, net of amounts capitalized	299,722	209,181	564,231	381,674
Net amortization (accretion) of premiums (discounts) on investments	(17,661)	4,678	(32,992)	12,876
Net unrealized losses (gains) on strategic investments in equity securities	(5,309)	23,173	(2,895)	32,032
Deferred income tax	(4,026)	—	(12,894)	(26,664)
Other	1,834	313	11,812	2,074
Changes in operating assets and liabilities, net of effects of business combinations:
Accounts receivable	(53,050)	(27,087)	309,843	239,569
Deferred commissions	(24,552)	(23,188)	(40,992)	(39,906)
Prepaid expenses and other assets	41,389	29,358	46,916	(28,177)
Accounts payable	20,562	2,067	17,469	6,225
Accrued expenses and other liabilities	35,648	24,672	27,106	10,455
Operating lease liabilities	(5,260)	(9,810)	(16,023)	(18,186)
Deferred revenue	(39,035)	12,792	(149,515)	(8,649)
Net cash provided by operating activities	83,191	64,433	382,635	249,046
Cash flows from investing activities:
Purchases of property and equipment	(6,298)	(3,848)	(13,268)	(11,261)
Capitalized internal-use software development costs	(7,874)	(6,736)	(17,215)	(11,540)
Cash paid for business combinations, net of cash, cash equivalents, and restricted cash acquired	(141,459)	—	(264,571)	(177,925)
Purchases of intangible assets	(27,480)	(700)	(27,480)	(700)
Purchases of investments	(688,678)	(1,027,966)	(1,725,964)	(1,925,257)
Sales of investments	1,614	32,958	7,266	43,932
Maturities and redemptions of investments	971,217	809,845	1,780,061	1,696,512
Net cash provided by (used in) investing activities	101,042	(196,447)	(261,171)	(386,239)
Cash flows from financing activities:
Proceeds from exercise of stock options	16,149	8,520	31,519	23,796
Proceeds from issuance of common stock under employee stock purchase plan	—	—	37,065	26,094
Taxes paid related to net share settlement of equity awards	(98,311)	(30,893)	(182,710)	(84,109)
Repurchases of common stock	—	—	(191,694)	—
Net cash used in financing activities	(82,162)	(22,373)	(305,820)	(34,219)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	470	(2,290)	1,005	(7,388)
Net increase (decrease) in cash, cash equivalents, and restricted cash	102,541	(156,677)	(183,351)	(178,800)
Cash, cash equivalents, and restricted cash—beginning of period	670,839	1,080,411	956,731	1,102,534
Cash, cash equivalents, and restricted cash—end of period	$773,380	$923,734	$773,380	$923,734

Snowflake Inc.
GAAP to Non-GAAP Reconciliations
(in thousands, except per share data and percentages)
(unaudited)

	Three Months Ended July 31,				Six Months Ended July 31,
	2023		2022		2023		2022
	Amount	Amount as a % of Revenue	Amount	Amount as a % of Revenue	Amount	Amount as a % of Revenue	Amount	Amount as a % of Revenue
Revenue:
Product revenue	$640,209	95%	$466,268	94%	$1,230,281	95%	$860,702	94%
Professional services and other revenue	33,809	5%	30,980	6%	67,336	5%	58,917	6%
Revenue	$674,018	100%	$497,248	100%	$1,297,617	100%	$919,619	100%
Year-over-year growth	36%		83%		41%		84%

Cost of revenue:
GAAP cost of product revenue	$169,046	25%	$131,606	27%	$328,424	25%	$243,017	27%
Less: stock-based compensation-related charges	(19,738)		(15,122)		(38,538)		(28,263)
Less: amortization of acquired intangibles	(7,877)		(566)		(12,458)		(1,133)
Non-GAAP cost of product revenue	$141,431	21%	$115,918	23%	$277,428	21%	$213,621	23%

GAAP cost of professional services and other revenue	$49,346	7%	$41,626	8%	$99,382	8%	$78,145	8%
Less: stock-based compensation-related charges	(15,511)		(12,572)		(30,431)		(24,321)
Less: amortization of acquired intangibles	(1,662)		—		(3,108)		—
Non-GAAP cost of professional services and other revenue	$32,173	5%	$29,054	6%	$65,843	5%	$53,824	6%

GAAP cost of revenue	$218,392	32%	$173,232	35%	$427,806	33%	$321,162	35%
Less: stock-based compensation-related charges	(35,249)		(27,694)		(68,969)		(52,584)
Less: amortization of acquired intangibles	(9,539)		(566)		(15,566)		(1,133)
Non-GAAP cost of revenue	$173,604	26%	$144,972	29%	$343,271	26%	$267,445	29%

Gross profit (loss):
GAAP product gross profit	$471,163	74%	$334,662	72%	$901,857	73%	$617,685	72%
Add: stock-based compensation-related charges	19,738		15,122		38,538		28,263
Add: amortization of acquired intangibles	7,877		566		12,458		1,133
Non-GAAP product gross profit	$498,778	78%	$350,350	75%	$952,853	77%	$647,081	75%

GAAP professional services and other revenue gross loss	$(15,537)	(46%)	$(10,646)	(34%)	$(32,046)	(48%)	$(19,228)	(33%)
Add: stock-based compensation-related charges	15,511		12,572		30,431		24,321
Add: amortization of acquired intangibles	1,662		—		3,108		—
Non-GAAP professional services and other revenue gross profit	$1,636	5%	$1,926	6%	$1,493	2%	$5,093	9%

GAAP gross profit	$455,626	68%	$324,016	65%	$869,811	67%	$598,457	65%
Add: stock-based compensation-related charges	35,249		27,694		68,969		52,584
Add: amortization of acquired intangibles	9,539		566		15,566		1,133
Non-GAAP gross profit	$500,414	74%	$352,276	71%	$954,346	74%	$652,174	71%

Gross margin:
GAAP product gross margin	74%		72%		73%		72%
Add: stock-based compensation-related charges as a % of product revenue	3%		3%		3%		3%
Add: amortization of acquired intangibles as a % of product revenue	1%		—%		1%		—%
Non-GAAP product gross margin	78%		75%		77%		75%

GAAP professional services and other revenue gross margin	(46%)		(34%)		(48%)		(33%)
Add: stock-based compensation-related charges as a % of professional services and other revenue	46%		40%		45%		42%
Add: amortization of acquired intangibles as a % of professional services and other revenue	5%		—%		5%		—%
Non-GAAP professional services and other revenue gross margin	5%		6%		2%		9%

GAAP gross margin	68%		65%		67%		65%
Add: stock-based compensation-related charges as a % of revenue	5%		6%		6%		6%
Add: amortization of acquired intangibles as a % of revenue	1%		—%		1%		—%
Non-GAAP gross margin	74%		71%		74%		71%

Operating expenses:
GAAP sales and marketing expense	$343,288	51%	$274,645	55%	$674,846	52%	$518,557	57%
Less: stock-based compensation-related charges	(84,822)		(62,173)		(164,447)		(119,797)
Less: amortization of acquired intangibles	(7,553)		(7,555)		(14,860)		(10,101)
Non-GAAP sales and marketing expense	$250,913	37%	$204,917	41%	$495,539	38%	$388,659	43%

GAAP research and development expense	$313,996	47%	$183,748	37%	$591,408	46%	$334,546	36%
Less: stock-based compensation-related charges	(166,258)		(97,839)		(312,886)		(173,623)
Less: amortization of acquired intangibles	(3,254)		(1,759)		(5,078)		(3,525)
Non-GAAP research and development expense	$144,484	21%	$84,150	17%	$273,444	21%	$157,398	17%

GAAP general and administrative expense	$83,749	12%	$73,355	15%	$162,202	12%	$141,852	15%
Less: stock-based compensation-related charges	(27,912)		(26,576)		(55,560)		(51,519)
Less: amortization of acquired intangibles	(451)		(417)		(887)		(829)
Less: expenses associated with acquisitions and strategic investments	(4,569)		(614)		(7,198)		(2,523)
Non-GAAP general and administrative expense	$50,817	8%	$45,748	9%	$98,557	8%	$86,981	9%

GAAP total operating expense	$741,033	110%	$531,748	107%	$1,428,456	110%	$994,955	108%
Less: stock-based compensation-related charges	(278,992)		(186,588)		(532,893)		(344,939)
Less: amortization of acquired intangibles	(11,258)		(9,731)		(20,825)		(14,455)
Less: expenses associated with acquisitions and strategic investments	(4,569)		(614)		(7,198)		(2,523)
Non-GAAP total operating expense	$446,214	66%	$334,815	67%	$867,540	67%	$633,038	69%

Operating income (loss):
GAAP operating loss	$(285,407)	(42%)	$(207,732)	(42%)	$(558,645)	(43%)	$(396,498)	(43%)
Add: stock-based compensation-related charges(1)	314,241		214,282		601,862		397,523
Add: amortization of acquired intangibles	20,797		10,297		36,391		15,588
Add: expenses associated with acquisitions and strategic investments	4,569		614		7,198		2,523
Non-GAAP operating income	$54,200	8%	$17,461	4%	$86,806	7%	$19,136	2%

Operating margin:
GAAP operating margin	(42%)		(42%)		(43%)		(43%)
Add: stock-based compensation-related charges as a % of revenue	46%		44%		46%		43%
Add: amortization of acquired intangibles as a % of revenue	3%		2%		3%		2%
Add: expenses associated with acquisitions and strategic investments as a % of revenue	1%		—%		1%		—%
Non-GAAP operating margin	8%		4%		7%		2%

Net income (loss):
GAAP net loss	$(227,320)	(34%)	$(222,806)	(45%)	$(453,384)	(35%)	$(388,600)	(42%)
Add: stock-based compensation-related charges(1)	314,241		214,282		601,862		397,523
Add: amortization of acquired intangibles	20,797		10,297		36,391		15,588
Add: expenses associated with acquisitions and strategic investments	4,569		614		7,198		2,523
Income tax expenses effect related to the above adjustments	(31,947)		2,226		(57,578)		(23,936)
Non-GAAP net income	$80,340	12%	$4,613	1%	$134,489	10%	$3,098	—%

Net income (loss) attributable to Snowflake Inc.:
GAAP net loss attributable to Snowflake Inc.	$(226,867)	(34%)	$(222,806)	(45%)	$(452,494)	(35%)	$(388,600)	(42%)
Add: stock-based compensation-related charges(1)	314,241		214,282		601,862		397,523
Add: amortization of acquired intangibles	20,797		10,297		36,391		15,588
Add: expenses associated with acquisitions and strategic investments	4,569		614		7,198		2,523
Income tax expenses effect related to the above adjustments	(31,947)		2,226		(57,578)		(23,936)
Adjustments attributable to noncontrolling interest, net of tax	(50)		—		(110)		—
Non-GAAP net income attributable to Snowflake Inc.	$80,743	12%	$4,613	1%	$135,269	10%	$3,098	—%

Net income (loss) per share attributable to Snowflake Inc. common stockholders - basic and diluted:
GAAP net loss per share attributable to Snowflake Inc. common stockholders - basic and diluted	$(0.69)		$(0.70)		$(1.39)		$(1.23)
Weighted-average shares used in computing GAAP net loss per share attributable to Snowflake Inc. common stockholders - basic and diluted	327,335		318,356		325,772		316,392

Non-GAAP net income per share attributable to Snowflake Inc. common stockholders - basic	$0.25		$0.01		$0.41		$0.01
Weighted-average shares used in computing non-GAAP net income per share attributable to Snowflake Inc. common stockholders - basic	327,335		318,356		325,772		316,392

Non-GAAP net income per share attributable to Snowflake Inc. common stockholders - diluted	$0.22		$0.01		$0.37		$0.01
Non-GAAP weighted-average shares used in computing non-GAAP net income per share attributable to Snowflake Inc. common stockholders - diluted(2)	363,033		358,404		361,697		358,568

Free cash flow and adjusted free cash flow:
GAAP net cash provided by operating activities	$83,191	12%	$64,433	13%	$382,635	29%	$249,046	27%
Less: purchases of property and equipment	(6,298)		(3,848)		(13,268)		(11,261)
Less: capitalized internal-use software development costs	(7,874)		(6,736)		(17,215)		(11,540)
Non-GAAP free cash flow	69,019	10%	53,849	11%	352,152	27%	226,245	25%
Add: net cash paid on payroll tax-related items on employee stock transactions(3)	19,138		4,796		22,923		13,841
Non-GAAP adjusted free cash flow	$88,157	13%	$58,645	12%	$375,075	29%	$240,086	26%
Non-GAAP free cash flow margin	10%		11%		27%		25%
Non-GAAP adjusted free cash flow margin	13%		12%		29%		26%

(1) Stock-based compensation-related charges included employer payroll tax-related expenses on employee stock transactions of approximately $12.4 million and $28.3 million for the three and six months ended July 31, 2023, respectively, and $3.9 million and $14.1 million for the three and six months ended July 31, 2022, respectively.

(2) For the periods in which we had non-GAAP net income, the non-GAAP weighted-average shares used in computing non-GAAP net income per share attributable to Snowflake Inc. common stockholders - diluted included the effect of all potentially dilutive common stock equivalents (stock options, restricted stock units, and employee stock purchase rights under our 2020 Employee Stock Purchase Plan). The potential dilutive effect of outstanding restricted stock units with performance conditions not yet satisfied is included in the non-GAAP weighted-average number of diluted shares at forecasted attainment levels to the extent we believe it is probable that the performance conditions will be met. These potentially dilutive securities were excluded from the weighted-average shares used in computing non-GAAP net loss per share attributable to Snowflake Inc. common stockholders - diluted when we were in a non-GAAP net loss position.

(3) The amounts for the three and six months ended July 31, 2023 do not include employee payroll taxes of $98.3 million and $182.7 million, respectively, and the amounts for the three and six months ended July 31, 2022 do not include employee payroll taxes of $30.9 million and $84.1 million, respectively, related to net share settlement of employee restricted stock units, which were reflected as cash outflows for financing activities.